Exhibit 5.1

3580 Carmel Mountain Road Suite 300 San Diego, CA 92130 858 314 1500 858 314 1501 fax www.mintz.com

August 24, 2018

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, CA 92122

Ladies and Gentlemen:

We have acted as legal counsel to Daré Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), common stock, $0.0001 par value per share (the “Common Stock”) issuable upon the exercise of warrants to purchase shares of Common Stock outstanding on August 24, 2018 (the “Warrants”).

As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Upon the basis of such examination, we advise you that in our opinion the Common Stock has been duly authorized and reserved for issuance, and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be legally issued, fully paid and nonassessable.

We are members of the Bars of the State of California, the Commonwealth of Massachusetts and the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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